Colbert Johnston LLP
                         Attorneys and Counselors at Law




                                 August 15, 2007





Cistera Networks, Inc.
17304 Preston Road, Suite 975
Dallas, Texas 75252


Ladies and Gentlemen:

         This firm has acted as counsel for Cistera Networks, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form SB-2 (Registration No. 333-127800) filed with the Securities and Exchange Commission on August 24, 2005, as amended (the "Registration Statement"), in connection with the proposed offering of an aggregate of aggregate of 7,642,581 shares of the Company's common stock, $.001 par value per share ("Common Stock"), of which 5,941,914 shares are issued and outstanding, 1,587,939 shares are issuable upon exercise of outstanding options and warrants (the "Option and Warrants"), and 112,728 shares are issuable upon conversion of convertible promissory notes (the "Notes"). Unless otherwise defined herein, capitalized terms used and not herein defined have the respective meaning given such term in the Registration Statement.

         In reaching the opinions set forth herein, this firm has reviewed the Company's Articles of Incorporation and Bylaws, minutes of the meetings of the Company's Board of Directors, certificates of public officials, and other matters that this firm deemed relevant.

         Based on the foregoing, we are of the opinion that (a) the 5,941,914 shares of issued and outstanding Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable; (ii) the 1,587,939 shares of Common Stock issuable upon exercise of the Options and Warrants have been duly authorized and, when issued upon such exercise in accordance with the terms of the Options and Warrants and following receipt by the Company of the consideration therefor, shall be duly and validly issued, fully paid and nonassessable; and (iii) the 112,728 shares of Common Stock issuable upon exercise of the Note have been duly authorized and, when issued upon conversion of the Note in accordance with the terms of the Note, shall be duly and validly issued, fully paid and nonassessable.

         The opinion expressed above is subject to the following assumptions, exceptions, and qualifications: (a) all information contained in all documents reviewed by this firm is true and correct, (b) all signatures on all



             6021 Morriss Road, Suite 101, Flower Mound, Texas 75028
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Cistera Networks, Inc.
August 10, 2007
Page 2


documents reviewed by this firm are genuine, (c) all documents submitted to this firm as originals are true and complete, (d) all documents submitted as copies are true and complete copies of the originals thereof, (e) each natural person signing any document reviewed by this firm had the legal capacity to do so, (f) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity, and (d) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document.

         The opinions expressed above are limited to the laws of the State of Texas, the corporate laws of the State of Nevada, and the federal laws of the United States of America. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

         This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/  Colbert Johnston LLP

                                                     COLBERT JOHNSTON LLP